We hereby consent to the incorporation by reference in the Registration Statement of Syntel, Inc. on Form S-8 of our report dated February 18, 1998, on our audits of the consolidated financial statements of Syntel, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which appears on page F-2 of the Annual Report on Form 10-K of Syntel, Inc. for the year ended December 31, 1997.



                         /S/ COOPERS & LYBRAND L.L.P.
                         Detroit, Michigan
                         April 2, 1998